   As Filed with the Securities and Exchange Commission on February 25, 1998
                                               Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

             Ohio                                    34-0196300
     (State of Incorporation)            (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


          EATON LIMITED U.K. SAVINGS-RELATED SHARE OPTION SCHEME [1991]
                            (Full title of the plan)


                            E. R. Franklin, Secretary
                       Eaton Center, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (216) 523-4103


                         CALCULATION OF REGISTRATION FEE



============================================================================================
                                        Proposed             Proposed
  Title of                              Maximum              Maximum
  Securities           Amount           Offering             Aggregate          Amount of
  to be                to be            Price                Offering          Registration
  Registered           Registered       Per Share(1)         Price(1)              Fee(1)
--------------------------------------------------------------------------------------------

  Common Shares
  with a par value      60,000          $92.75               $5,565,000         $1,686.37
  of $.50 each
============================================================================================



  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457, based on the average of the high and low prices reported for Eaton Common Shares on the New York Stock Exchange, on February 20, 1998.

                    Incorporation by Reference of Contents of
                      Registration Statement No. 333-45575


Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-45575 are hereby incorporated herein by reference, subject to the additional information contained in this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 5.  Interests of Named Experts and Counsel.

         G. L. Gherlein, who has passed on the legality of the Eaton Common Shares covered by this Registration Statement, is Executive Vice President and General Counsel of the Company.

Item 8.  Exhibits-

         5. Opinion of G.L. Gherlein, Executive Vice President and General Counsel, as to the legality of the Eaton Common Shares registered.

         23(a).   Consent of Ernst & Young LLP, Independent Auditors.

         23(b). Consent of G.L. Gherlein, Executive Vice President and General Counsel, contained in his opinion filed as Exhibit 5 to this Registration Statement.

         24.      Power of Attorney.


                              *   *   *   *   *   *

                                   SIGNATURES


         THE REGISTRANT -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 25th day of February, 1998.

                                              EATON CORPORATION



                                              By  /s/ G. L. Gherlein
                                                 ------------------------------
                                                 G. L. Gherlein
                                                 Executive Vice President
                                                 and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                                       Title
         ----                                       -----


          *                             Chairman and Chief Executive
-----------------------------           Officer; Principal Executive
  Stephen R. Hardis                     Officer; Director


          *                             President and Chief Operating
-----------------------------           Officer; Director
   Alexander M. Cutler

          *                             Executive Vice President--Chief
-----------------------------           Financial and Planning Officer;
   Adrian T. Dillon                     Principal Financial Officer


          *                             Vice President and Controller;
-----------------------------           Principal Accounting Officer
   Billie K. Rawot

          *                             Director
-----------------------------
   Neil A. Armstrong

          *                             Director
-----------------------------
   Phyllis B. Davis

          *                             Director
-----------------------------
   Ernie Green

          *                             Director
-----------------------------
   Ned C. Lautenbach

          *                             Director
-----------------------------
   John R. Miller

          *                             Director
-----------------------------
   Furman C. Moseley

          *                             Director
-----------------------------
   Victor A. Pelson

          *                             Director
-----------------------------
   A. William Reynolds

          *                             Director
-----------------------------
   Gary L. Tooker




*By        /s/ JANE W. GRISWOLD                             February 25, 1998
    -----------------------------------
     Jane W. Griswold, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated.

                                  EXHIBIT INDEX

Exhibit
Number


   5 Opinion of G. L. Gherlein, Executive Vice President and General Counsel, as to the legality of the Eaton Common Shares registered.

   23(a)            Consent of Ernst & Young LLP.

   23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel of Eaton Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

  24                Power of Attorney.